UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 10, 2019

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

The Annual Meeting of Shareholders of Nortech Systems Incorporated (the “Company”) will be held at the Company’s office in person at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, and will be available through the following virtual meeting link https://web.lumiagm.com/?fromurl=232337670 on May 10, 2019, at 3:00 p.m., for the following purposes:

1. To elect five members of the Board of Directors to serve for a one-year term and until their successors are elected and qualify;

2.  To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);

3.  To approve an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 350,000 to 400,000;

4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal 2019; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 25, 2019, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 10, 2019: The Notice and Proxy Statement and Annual Report on Form 10-K are available online at www.proxypush.com/nsys.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

Your attention is called to the accompanying Proxy Statement.

By Order of the Board of Directors
April 1, 2019	Constance M. Beck
Secretary

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2019

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held at the Company’s office at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, and will be available through the following virtual meeting link https://web.lumiagm.com/?fromurl232337670 on May 10, 2019, at 3:00 p.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of the principal executive office of the Company is 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369.  We will begin mailing this proxy statement and proxy card to shareholders on or about April 5, 2019.

SOLICITATION AND REVOCATION OF PROXIES

The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the annual meeting.  Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on March 25, 2019, will be entitled to sign proxies or to vote. On that date, there were 2,684,672 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the meeting is required to transact business, and constitutes a quorum for voting on items at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Election of Directors.  The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at this annual meeting is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors.

Say-on-Pay.  The advisory vote on executive compensation in PROPOSAL 2 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Approval of Amendment to 2017 Stock Incentive Plan Increasing the shares reserved for issuance from 350,000 to 400,000.  The approval of the proposed amendment to the 2017 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are present and entitled to vote on the matter. An abstention by a shareholder with respect to this proposal will have the same effect as a vote “Against” the proposal.

Appointment of Independent Auditor.  The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are present and entitled to vote on the matter.

Routine Versus Non-Routine Matters.  Brokers can vote on their customers’ behalf on “routine” proposals such as PROPOSAL 4, the ratification of appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as PROPOSAL 1, the election of directors, PROPOSAL 2, the advisory vote on executive compensation and PROPOSAL 3, the amendment of the 2017 Stock Incentive Plan. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions.

Effect of Broker Non-Votes.  If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on PROPOSAL 1, PROPOSAL 2 or PROPOSAL 3 which are proposals on which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”), such as may be the case with other non-routine matters for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the annual meeting will have no effect on the outcome of the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. The Board has nominated the five individuals below to be elected at the meeting. All of the nominees are presently directors of the Company. Michael J. Kennedy will not stand for re-election.  Proxies solicited by the Board will, unless otherwise directed, be voted for the election of the following eight nominees:

Kathleen P. Iverson

David B. Kunin

Ryan P. McManus

Jay D. Miller

Steven J. Rosenstone

Following is information regarding the nominees:

Name:	Age:	Position:	Director Since:
Kathleen P. Iverson	63	Director	2015
David B. Kunin	59	Chairman of the Board of Directors	2015
Ryan P. McManus	46	Director	2016
Jay D. Miller	59	Director	2018
Steven J. Rosenstone	67	Director	2018

Kathleen P. Iverson.  Ms. Iverson retired in March 2016 from CEO (consulting) of Black Hills IP, a provider of IP, paralegal and trademark services since October 2014. Ms. Iverson previously served on the board of directors of MOCON Inc., which develops, manufactures and markets measurement, analytical and monitoring products for the barrier packaging, food and pharmaceutical markets until MOCON was sold.  She previously served as a director of Speed Commerce, Inc., a provider of end-to-end e-commerce services from 2008 until 2014. Ms. Iverson served as President and CEO of CyberOptics Corporation, a designer and manufacturer of optical process control sensors and measurement inspection systems used in the electronic assembly and semiconductor industries, from January 2003 until her retirement in January 2014. Ms. Iverson held a variety of positions with CyberOptics beginning in 1998; she was a director from May 1998 through January 2014, and she was Chairman of the Board from August 2009 through January 2014. Ms. Iverson brings to our Board her experience and knowledge from her executive and board positions and strong experience in the electronics manufacturing industry.

David B. Kunin.  Mr. Kunin is currently the chief executive officer of Beautopia LLC, a beauty products manufacturing business, since 1998.  From 1997 until October 2011 he served as a director of Regis Corporation, the world’s largest owner and franchisor of hair salons.  He spent ten years in sales and senior management positions for computer companies, contract manufacturing and printed circuit board fabrication.  He serves as president of a family holding company, Curtis Squire, Inc., the owner of 49% of the Company’s outstanding common stock. Mr. Kunin has been a director of the Company since May 2014 and has been the Company’s Chairman of the Board since May 2015.  Mr. Kunin brings to our Board his experience in the contract manufacturing and printed circuit board businesses as well as his twenty years’ business perspective, including as a director of large publicly traded businesses.

Ryan P. McManus.  Mr. McManus is a recognized as a global leader in the field of digital business strategy.  He is the founder and CEO of techtonic.io where he works with startups, growth firms and large corporations on digital strategy and transformation topics including new ventures, growth, product development and innovation.  From 2015 to 2018, he was Senior Vice President of Partnerships at EVRYTHNG, a Smart Products IoT Platform company. McManus was with Accenture Strategy from 2010 to 2015 and during that time he founded Accenture’s Digital Business Strategy practice and also served as Accenture Strategy’s chief operating officer and a leader in the firm’s Corporate Strategy, M&A and International Expansion practices.  After starting out in 1995 in Chicago with Andersen, in 2002 he joined PriceWaterhouseCoopers as Director of Strategy and Operations and then in 2009 formed RPM Global Advisors delivering strategy, product development and international growth services before joining Accenture.  He has worked with large and small companies on digital business, new venture, and global strategies across industrial, technology, financial services, pharma, health, professional services, retail, and government sectors.  He is the author of several publications and a frequent presenter at summits, forums and institutions in the field of digital and business strategy.  Mr. McManus brings to our Board his experience and knowledge as a global leader in business strategy.  He has been a director since 2016.

Jay D. Miller.  Mr. Miller has been a Director of the Company since May 2018 and the Company’s President and Chief Executive Officer since February 2019.  Mr. Miler is also a member of the board of directors of icometrix (Leuven, Belgium), and the acting chairman of the board for NXC Imaging (Minneapolis, MN), a medical imaging distribution company, a position he has held since 2016.  Mr. Miller also is on the board of NerveVision (Toronto, Canada), which develops medical software products. From August 2013 to February 2016, he was president, chief executive officer and member of the board of IMRIS, which designs image-guided surgical solutions, and was previously chief operating officer since 2012. In May 2015, IMRIS filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.  Mr. Miller was chief executive officer at the time of the bankruptcy filing, guided the company through the restructuring process and remained chief executive officer for a period of time after IMRIS, Inc. emerged successfully from bankruptcy.  Prior to 2012, Mr. Miller was the CEO of Zonare, Inc and Vital Images, Inc. in the medical imaging and visualization industry. Early in his career Mr. Miller worked for Siemens Medical Systems (now Siemens Healthineers) and GE Medical Systems (now GE Healthcare). He has also advised and served on the boards of directors of numerous companies in the healthcare industry. Mr. Miller brings to our Board broad experience in the healthcare industry and knowledge of governance and public company compliance.

Steven J. Rosenstone.  Dr. Rosenstone was the Chancellor of the Minnesota State Colleges and Universities from 2011 until his retirement in 2017. Previously he was Vice President of Scholarly and Cultural Affairs at the University of Minnesota from 2007 to 2011 and Dean of the College of Liberal Arts of the University of Minnesota from 1996 to 2007. He was earlier on the faculty at Yale University and the University of Michigan. He has served on numerous boards and commissions including the Minnesota Business Partnership and the Governor’s Workforce Development Board, and he is a member of the American Academy of Arts and Sciences. He twice traveled to the People’s Republic of China on behalf of the University of Minnesota and in 2016 was a member of Governor Mark Dayton’s trade mission to Mexico. Dr. Rosenstone brings to our Board his broad academic background, leadership skills, knowledge of research universities and technical colleges, workforce development, and the culture and markets of China and Mexico.

DIRECTORS MEETINGS

There were six meetings of the Board of Directors during the last fiscal year. All directors acting that year attended all the meetings of the Board and committees of the Board on which such director served, either in person or telephonically. The Board of Directors took action by written consent on one occasion.

We encourage Board members to attend the annual meeting of shareholders.  All the Company directors serving on the Board of Directors at the time of the Company’s 2018 annual meeting were in attendance.

COMMITTEES

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation and Talent Committee, and an Audit Committee.  The members of the Nominating and Corporate Governance Committee are Ms. Iverson, Mr. McManus and Mr. Rosenstone. The members of the Compensation and Talent Committee are Ms. Iverson, Mr. Kennedy, Mr. McManus and Mr. Rosenstone. The members of the Audit Committee are Ms. Iverson, Mr. McManus, Mr. Rosenstone and Mr. Kennedy.

In the last fiscal year the Audit Committee met four times, the Compensation and Talent Committee met four times, and the Nominating and Corporate Governance Committee met four times.  The charters of all committees are posted on the Company’s website at www.nortechsys.com.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that Ms. Iverson, Mr.  Kennedy, Mr, McManus and Mr. Rosenstone are independent directors in accordance with the NASDAQ rules.  Mr. Miller was an independent director until January 1, 2019, when he became Interim President of the Company.  In evaluating Mr. Miller’s independence, the Board has considered his employment agreement with the Company, described under “Employment Agreements” and has determined that he was not independent, effective January 1, 2019 and therefore he resigned from the Company’s Audit Committee on such date.  Mr. Miller resigned from the Compensation and Talent Committee and the Nominating and Corporate Governance Committee when he was appointed Chief Executive Officer and President of the Company on February 27, 2019.

Further, the Board has determined that Ms. Iverson is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons.  The Board believes that this leadership structure has enhanced the Board’s oversight of, and independence from, the Company’s management and the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders.

RISK OVERSIGHT

Management and the Company’s outside counsel discuss risks, both during Board meetings and in direct discussions with Board members.  These discussions identify Company risks which are prioritized and assigned to the appropriate Board committee or the full Board for oversight.  Internal control and financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation and Talent Committee; CEO succession planning is overseen by the Nominating and Corporate Governance Committee; and compliance risks are typically overseen by the full Board.  Management regularly reports on each such risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board.  The Company’s risk management program as a whole is reviewed annually at a meeting of the Board.  Additional review or reporting on Company risks is conducted as needed or as requested by the Board or committee.

EXECUTIVE OFFICERS

The Executive Officers of the Company as of the mailing date of this proxy statement are as follows:

Name	Age	Position
Jay D. Miller	59	President, Chief Executive Officer and Director
Constance Beck	43	Vice President and Chief Financial Officer
John Lindeen	54	Senior Vice President of Global Operations
Curtis J. Steichen	62	Senior Vice President, Chief Marketing and Sales Officer

Mr. Miller joined the Company in May 2018 on the Board of Directors and was appointed Interim President in January 2019 and then President & Chief Executive Officer in February 2019.  Mr. Miller’s full biography can be found within Proposal 1.

Ms. Beck joined the Company in January 2018, and has held the position of Vice President and Chief Financial Officer since her hiring.  Ms. Beck was formerly vice present of finance and controller for MOCON, Inc., a publicly traded provider of measurement instruments and services, from 2013 to 2017.

Mr. Lindeen joined the Company in 2013 as the Company’s Industrial Market Lead.  He has held various positions since joining the Company and as of January 2019, is the Sr. Vice President of Global Operations.

Mr. Steichen has been Chief Marketing and Sales Officer since January 2012.  He has held senior marketing and operational positions with the Company since May 2005.

Executive Cash Compensation

The Company sets base salaries for the named executive officers at a level that is believed to enable the Company to hire and retain them in a competitive environment and to reward satisfactory individual performance and level of contribution to the Company’s overall business objectives.  The Compensation and Talent Committee reviews base salaries for the Company’s named executive officers each year and generally approves increases for the following year in December or as soon as practicable thereafter.

In addition to base compensation, the Company provides the named executive officer an opportunity for annual performance-based bonus compensation to motivate achievement of Company-related performance goals.   The performance-based bonus typically has been tied to a combination of achievement of certain financial goals and pre-established individual goals, subject to adjustments approved by the Compensation and Talent Committee.  Annual incentives are paid following approval by the Compensation and Talent Committee in the year following the achievement of the goals.

The target cash compensation for named executive officers for fiscal 2019 is as follows:

	Annualized Base Salary ($)	Target Annual Bonus ($)	Target Annual bonus as a% of Base Salary	Total Target Cash Compensation ($)
Jay D. Miller	$400,000	$200,000	50%	$600,000
Constance Beck	215,000	96,750	45%	311,750
John Lindeen	211,750	84,700	40%	296,450
Curtis J. Steichen	175,000	105,000	60%	280,000

COMPENSATION AND TALENT COMMITTEE

The Compensation and Talent Committee is composed of the independent outside directors whose names appear below.  The Committee has a charter which is available on the Company’s website (www.nortechsys.com). The Committee determines the compensation of the Chief Executive Officer of the Company and recommends to the Board the compensation of the other executive officers. Compensation for executive officers includes three elements: base salaries, performance-based bonuses, equity based compensation.  Salaries are based on factors such as the individual’s level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies.  Performance-based bonuses are awarded based on a combination of the executive’s success in meeting certain pre-established individual goals and the Company’s performance in meeting certain financial goals.  All equity-based compensation is designed to increase the incentive for an executive’s interest in the Company’s success as measured by the market value of its stock or other financial-related measures and to align the interests of the executives with those of the Company’s shareholders.

The Chief Executive Officer’s base compensation for 2018 was established under an amended and restated employment agreement executed on May 15, 2017.  It was determined that the total compensation of the Chief Executive Officer was comparable to compensation of chief executive officers of comparable companies.  The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

Steven J. Rosenstone, Chair Kathleen P. Iverson Michael J. Kennedy Ryan P. McManus

Members of the Compensation and Talent Committee

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The table below shows the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of the other two most highly compensated executive officers for services to the Company in 2018 and 2017.

Name and Principal Position	Year	Salary $	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation $ (2)	All Other Compensation $		Total $
Richard G. Wasielewski	2018	285,000	—	37,000	7,716		329,716
Chief Executive Officer	2017	299,212	103,680	3,105	75,680	(3)	481,677

Constance Beck	2018	188,461	30,160	35,000	7,427		261,048
Chief Financial Officer	2017	—	—	—	—		—

John Lindeen	2018	191,827	29,040	6,500	3,213		237,510
Sr. VP of Global Operations	2017	176,337	65,800	—	3,200		245,337

Matt Mahmood (4)	2018	211,923	—	23,906	291,972	(5)	477,801
Chief Operating Officer	2017	149,038	103,680	—	97,703	(5)	350,421

(1)   Reflects the aggregate grant date fair value of options awarded to each named executive officer for the fiscal years 2017 and 2018 calculated in accordance with FASB ASC Topic 718.  Refer to our consolidated financial statements for the fiscal year ended December 31, 2018 for a discussion of the assumptions made in calculating the grant date fair value in accordance with FASB ASC Topic 718.  None of the option awards are subject to performance conditions.

(2)   Represents amounts earned on redeemed units under the Equity Appreciation Rights Plan.  Under this Plan, the Company may award equity appreciation rights units to employees or directors that give the holder the right to receive a cash payment equal to the appreciation in book value per share of Common Stock from the designated base date to the redemption date.  The units are subject to redemption by the Company 36 months after the designated base date.  Additional information regarding the grants of equity appreciation rights to the named executive officers is included below these footnotes.  This column would also include cash bonus amounts accrued under the Company’s Annual Incentive Compensation Plan; however, there were no such amounts accrued in 2018 or 2017.

(3)   Represents amounts accrued under the Executive Life Insurance Plan for executive officers. Pursuant to this Plan, the Company has paid a bonus to each officer equal to 15% of the officer’s base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts. This plan was terminated as of December 31, 2017.

(4)   Mr. Mahmood was the Company’s Chief Operating Officer until his resignation on October 5, 2018.

(5)   2018 amount includes $50,000 paid by the Company to a consulting company majority owned and managed by Mr. Mahmood (“Mahmood Company”) for consulting services and $235,517 of severance in accordance with the Separation Agreement dated October 10, 2018. 2017 represents amounts paid by the Company to Mahmood Company for consulting services.

The following table sets forth as of December 31, 2018, the outstanding grants of equity appreciation rights, including the grant dates, base dates, redemption dates and number of units granted to each of the named executive officers (“NEOs”).

Name	Grant Date	Base Date	Redemption Date	Units
Richard G. Wasielewski	2/13/2013	12/31/2015	12/31/2018	50,000
	2/13/2013	12/31/2016	12/31/2019	50,000

The value of the aggregate outstanding equity appreciation awards to these individuals as of December 31, 2018, was $0.

GRANTS OF PLAN-BASED AWARDS - 2018 (1)

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards ($)
Constance Beck	1/8/2018	20,000	3.77	30,160

John Lindeen	5/9/2018	20,000	3.29	29,040

(1)   Represents options granted under the Company’s 2017 Stock Incentive Plan. Per share exercise price of option is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by NASDAQ, in accordance with the terms of the Company’s 2017 Stock Incentive Plan.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price $	Option Expiration Date
Richard G. Wasielewski	25,000	75,000	3.43	5/15/2027

Constance Beck	—	20,000	3.77	1/7/2028

John Lindeen	—	20,000	3.29	5/9/2028

Employment Agreements

All of the Company’s employees are employed at will and do not have employment agreements that guarantee them any particular base salary, annual incentive cash compensation or any other compensation or benefits, except as described below for Mr. Miller and Mr. Wasielewski and Ms. Beck.

Jay D. Miller. The Company entered into an Employment Agreement with Jay D. Miller (the “Miller Agreement”) as the Company’s President and Chief Executive Officer effective February 27, 2019.  The term of the Miller Agreement continues until February 26, 2021 and may be extended for an additional one year period by mutual consent of the parties. Under the Miller Agreement, Mr. Miller is entitled to receive an annual salary equivalent to $400,000 during the first year of the Miller Agreement’s term, subject to increase by the Board of Directors thereafter.  Mr. Miller is eligible for bonus compensation (the “Miller Bonus Payment”) based upon his satisfaction of specific criteria to be determined for each calendar year by the Company’s Compensation and Talent Committee, with a stated payout percentage of up to 50% of base salary under the bonus plan, of which 50% is guaranteed to Mr. Miller for the 2019 calendar year.

Upon the effective date of the Miller Agreement, and pursuant thereto, the Company granted Mr. Miller (i) 100,000 equity appreciation rights under the Company’s Restated Equity Appreciation Rights Plan and (ii) a 125,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that will vest annually in five installments and (iii) 25,000 restricted shares of the Company’s stock that vest on the effective date. The stock option has an exercise price equal to the fair market value of the Company’s Common Stock on the grant date and expires on March 1, 2029.

The Miller Agreement has customary non-competition, non-solicitation and confidentiality provisions.

Under the Miller Agreement, if Mr. Miller’s employment is terminated by the Company without Cause (as defined in the Miller Agreement) or by Mr. Miller for Good Reason (as defined in the Miller Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Miller Agreement or (b) twelve months, (ii) the earned Miller Bonus Payment for the prorated bonus earned through the last day worked, (iii) if such termination occurs after the first anniversary of the Effective Date of the Miller Agreement , the vesting of his stock options and equity appreciation rights units, and (iv) certain benefits set forth in the Miller Agreement.

If Mr. Miller’s employment is terminated within 12 months after a Change of Control (as defined in the Miller Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Miller Agreement or (b) twelve months, (ii) the maximum payable Miller Bonus Payment for the year in which he is terminated, for the portion of such fiscal year through the date of termination, (iii) the vesting of his stock options and equity appreciation rights units, and (iv) certain benefits set forth in the Miller Agreement.

Richard G. Wasielewski.  The Company entered into an Amended and Restated Employment Agreement with Richard Wasielewski, the Company’s Chief Executive Officer, on May 15, 2017, which was amended on December 19, 2018 to extend the term until May 15, 2019 at which time Mr. Wasielewski will retire (the “Wasielewski Agreement”).  Under the CEO Agreement, Mr. Wasielewski is entitled to receive an annual salary of $300,000.  Mr. Wasielewski is eligible for bonus compensation (the “Wasielewski Bonus Payment”), based upon his satisfaction of specific criteria to be determined for each calendar year by the Company’s Compensation and Talent Committee, with a stated payout percentage of up to 50% of base salary under the bonus plan.

Upon entering into the Wasielewski Agreement, and pursuant thereto, the Company granted Mr. Wasielewski a 75,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that will vest upon retirement. The stock option expires on May 15, 2027.

The Wasielewski Agreement has customary non-competition, non-solicitation and confidentiality provisions.

The Wasielewski Agreement contains customary severance provisions.

Constance Beck.  The Company entered into an Employment Agreement with Constance Beck on January 8, 2018 (the “Beck Agreement”).  The initial term of the Beck Agreement is 24 months, but it may be extended for an additional one year period by mutual consent of the parties.  Under the Beck Agreement, Ms. Beck is entitled to receive an annual salary of $200,000 during the first year of the Beck Agreement’s term, the annual salary may thereafter be increased in the Board of Director’s (the “Board”) sole discretion or decreased with Ms. Beck’s consent.  Ms. Beck is eligible for bonus compensation (the “Bonus Payment”) based upon her satisfaction of specific criteria to be determined for each calendar year by the Company’s Compensation and Talent Committee, with a stated payout percentage of up to 35% of base salary under the bonus plan. For the bonus plan year of 2018, Ms. Beck was guaranteed 50% of the bonus for which she was eligible ($35,000).

Upon entering into the Beck Agreement, and pursuant thereto, the Company granted Ms. Beck a 20,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that will vest annually in three equal installments. Ms. Beck’s stock option has an exercise price of $3.77 per share, equal to the fair market value of the Company’s Common Stock on the grant date and expires on January 8, 2028.

The Beck Agreement has customary non-competition, non-solicitation and confidentiality provisions.

Under the Beck Agreement, if Ms. Beck’s employment is terminated by the Company without Cause (as defined in the Beck Agreement) or by Ms. Beck for Good Reason (as defined in the Beck Agreement), so long as she has signed and has not revoked a release agreement, she will be entitled to receive severance comprised of (i) her base salary in effect at time of termination for the longer of (a) the remainder of the term of the Beck Agreement or (b) twelve months and (ii) the earned Bonus Payment, prorated for the year in which her employment is terminated through her employment termination date.

If Ms. Beck’s employment is terminated within 12 months after a Change of Control (as defined in the Beck Agreement) by the Company without Cause or by Ms. Beck for Good Reason, so long as she has signed and has not revoked a release agreement, she will be entitled to receive severance comprised of (i) her base salary in effect at time of termination for the longer of (a) the remainder of the term of the Beck Agreement or (b) eighteen months, (ii) the maximum payable Bonus Payment for the year in which she is terminated, prorated for the portion of such year through the date of termination and (iii) the vesting of her stock options and the continuation of certain benefits.

Potential Payments Upon Termination Or Change-In-Control

The terms of the employment agreements for Mr.  Miller and Mr. Wasielewski and Ms. Beck provide for severance payments in the event of termination of employment, including upon a change of control or retirement. Such agreements also provide for acceleration of vesting of stock options and equity appreciation awards in certain events. See “Employment Agreements” above.

Mr. Steichen has entered into a change of control agreement with the Company. Under the agreement, in the event of an involuntary termination of Mr. Steichen after a change in control of the Company, he would receive for 36 months (or in a lump sum, at the officer’s option) his or her base salary, annual bonus at time of termination, and continued participation in the Company’s health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services.

2018 Director Compensation

	Fees Paid in Cash ($) (1)	Stock Awards	Option Awards ($) (3)	All Other Compensation	Total ($)
Kathleen P. Iverson	38,000	—	4,356	—	42,356
Michael J. Kennedy	33,000	—	4,356	—	37,356
David B. Kunin	58,000	—	4,356	—	62,356
Kenneth D. Larson	16,300	—	—	—	16,300
Ryan P. McManus	33,000	—	4,356	—	37,356
Jay D. Miller	17,500		4,356		21,856
William V. Murray (2)	12,800	—	—	68,000	80,800
Richard W. Perkins	14,800	—	—	—	14,800
Steven J. Rosenstone	17,500		4,356		21,856

(1) Non-employee Board members earned a cash retainer for their service on the Board of Directors and fees for each meeting day . For the 2018 fiscal year, each director earned a retainer of $27,000 and meeting fees of $1,000 per meeting day. The chairperson of our Board of Directors earned an additional retainer of $25,000. The chairperson of our Audit Committee earned a retainer of $5,000, the chairperson of our Compensation and Talent Committee earned a retainer of $3,500, and the chairperson of our Nominating and Governance Committee earned a retainer of $2,000.

(2) The Company entered into a Consulting Agreement with CrossCourt Group, LLC, which is owned and managed by William Murray, an independent director of the Company, on February 22, 2018, which expired in May 2018.  In connection with these transactions, the Company has made payments to CrossCourt Group, LLC of $68,000 in 2018.

(3) Reflects options granted under the Company’s 2017 Stock Incentive Plan. Per share exercise price of option is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by NASDAQ, in accordance with the terms of the Company’s 2017 Stock Incentive Plan.

The following table provides information regarding each option granted to outside directors during 2018 which vest annually over five years and expire May 8, 2028.

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards ($)
Kathleen P. Iverson	5/9/2018	3,000	3.29	4,356
Michael J. Kennedy	5/9/2018	3,000	3.29	4,356
David B. Kunin	5/9/2018	3,000	3.29	4,356
Ryan P. McManus	5/9/2018	3,000	3.29	4,356
Jay D. Miller	5/9/2018	3,000	3.29	4,356
Steven J. Rosenstone	5/9/2018	3,000	3.29	4,356

The aggregate number of stock option awards outstanding on December 31, 2018, for each of the above-named directors are as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price $	Option Expiration Date
Kathleen P. Iverson	—	3,000	3.29	5/9/2028
Michael J. Kennedy	—	3,000	3.29	5/9/2028
David B. Kunin	—	3,000	3.29	5/9/2028
Kenneth D. Larson	2,250	—	3.20	2/12/2023
Ryan P. McManus	—	3,000	3.29	5/9/2028
Jay D. Miller	—	3,000	3.29	5/9/2028
Richard W. Perkins	2,250	—	3.20	2/12/2023
Steven J. Rosenstone	—	3,000	3.29	5/9/2028

In addition to the compensation described above, each of the non-employee directors received a grant of equity appreciation rights under the Equity Appreciation Rights Plan on August 3, 2016. Under this Plan, the Company may award equity appreciation rights units to employees or directors that give the holder the right to receive a cash payment equal to the appreciation in book value per share of Common Stock from the designated base date to the redemption date.  The units are subject to redemption by the Company 36 months after the designated base date.  Information about such grants and the equity appreciation rights units outstanding on December 31, 2018, for each of the above-named directors is as follows:

Name	Grant Date	Base Date	Redemption Date	Units
Ms. Iverson	8/3/2016	1/1/2016	1/1/2019	5,000
Mr. Kennedy	8/3/2016	1/1/2016	1/1/2019	5,000
Mr. Kunin	8/3/2016	1/1/2016	1/1/2019	5,000
Mr. McManus	8/3/2016	1/1/2016	1/1/2019	3,333

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has established a Nominating and Corporate Governance Committee of the Board of Directors.  The Nominating and Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees, identifies and recommends qualified individuals, and oversees corporate governance guidelines applicable to the Company.  All the members of this Committee are independent as defined in the NASDAQ rules.

Shareholder Nominees

The Committee has adopted a policy of considering director candidates recommended by shareholders.  Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, MN 55369

Director Qualifications

The Company’s directors play a critical role in overseeing the management of the Company and its strategic direction.  The goals of the Committee are to identify and elect highly skilled and qualified directors who will be effective executing the Board’s oversight and fiduciary responsibilities on behalf of shareholders, contribute to the Company’s success through their expertise and diversity of thought and experience, and continue the high levels of collaboration and the healthy culture amongst the Board and management.

Qualifications for candidates are based on various criteria, such as broad business and professional skills and experiences as management or directors of other companies.  Director candidates are expected to have the necessary time available to perform their duties and responsibilities to the Company.

The Nominating and Corporate Governance Committee and the Board of Directors have established minimum requirements for attracting qualified director candidates as follows: at least 10 years of relevant business experience, ability to read and understand financial statements, no conflict of interest with the Company, and meet the Company’s Code of Business Conduct and Ethics.  The Nominating and Corporate Governance Committee and the Board of Directors retain the right to modify these minimum requirements from time to time.

The Nominating and Corporate Governance Committee and the Board of Directors seek directors with diversity of skills and experiences.  To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following issues are considered:

•                  Skills and experiences that are currently represented on the Board

•                  Desired size of the Board

To determine whether the Board has the appropriate skills, experience and diversity, the following skills and experiences are considered:

•                  Expertise in areas important to the strategic direction of the Company, including the key industries such as medical device, aerospace & defense and industrial; functional expertise including finance, technology, marketing, product development, talent and operations.

•                  Prior public, advisory, private or non-profit board experience: including a track record of business leadership and demonstrable grasp of modern board practice and principles, the ability to guide, facilitate and empower the debate of critical issues, leveraging all Board members’ skills and knowledge to achieve a consensus and deliver results.

•                  Senior executive experience relevant to Nortech’s business:  an outstanding track record as a business leader, preferably as CEO or President; an independent thinker with appropriate stature and style, experience dealing broad shareholder groups; a track record of driving growth for complex, high performance businesses; global expertise/knowledge of key international markets.

•                  Personal traits and characteristics:  high ethical standards and integrity; willing to act on and be accountable for Board decisions; ability to provide wise, thoughtful counsel on a range of issues; have a history of achievements that reflect high standards for themselves and others; will be committed to driving success of the Company; able to take tough positions while being a team player; commitment to active engagement in a new Board role; availability of time to serve.

•                  Diversity in perspective, experience base, geography, age and background; candidates should be representative of customers and employees that Nortech has now and those Nortech is seeking in the future.

•                  Ability and willingness to introduce organizations and individuals of strategic interest to Nortech and to facilitate such relationships.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating qualified nominees for directors. The Committee periodically assesses the appropriate size and needs of the Board and whether any vacancies are anticipated.  If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates and follows the director qualification guidelines.  Candidates may come to the Committee’s attention through present Board members, shareholders or other persons.  After an initial review process, candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire Board.  Assessment of candidates will include a variety of issues, including diversity, skills and experience in the categories identified above.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Shareholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, Minnesota 55369

If a shareholder is unsure as to which category the concern relates, the security holder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All shareholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Audit Committee with the responsibility for, among other things, reviewing the Company’s audited consolidated financial statements and the financial reporting process. The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted U.S. accounting principles.

In carrying out their responsibility, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018. The Audit Committee has also discussed the audited consolidated financial statements with Baker Tilly Virchow Krause, LLP and affiliates (“Baker Tilly”), who served as our independent auditor for the 2017 fiscal year, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees,” and received the written disclosures and the letter from Baker Tilly required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications With Audit Committees Concerning Independence”, and has discussed with Baker Tilly their independence. The Audit Committee has also considered whether Baker Tilly provided non-audit services during the last fiscal year which could impact their independence. No such services were provided by Baker Tilly.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018.

The members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Kathleen P. Iverson, Chair Michael J. Kennedy Ryan P. McManus Steven J. Rosenstone

Members of the Audit Committee

PROPOSAL 2
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS

We are providing shareholders with the opportunity to vote at the annual meeting on the following advisory resolution regarding the compensation of our NEOs as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Nortech Systems Incorporated approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the electronic contract manufacturing industry and to the achievement of the business goals set by the Board of Directors.  Accordingly, our executive compensation programs are designed to reward executives for achievement of our pre-determined financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation and Talent Committee. However, the Compensation and Talent Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation and Talent Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation and Talent Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our NEOs.

PROPOSAL 3
AMENDMENT OF 2017 STOCK INCENTIVE PLAN

In May 2017, the Company’s shareholders approved the adoption of the Nortech Systems Incorporated 2017 Stock Incentive Plan (“Plan”) and authorized 350,000 shares of the Company’s Common Stock to be reserved for issuance under the Plan.

In March 2019, the Company’s Board of Directors approved an amendment to the Plan increasing the shares reserved for issuance under the Plan from 350,000 to 400,000 , subject to approval  by its shareholders at the Annual Meeting.  As of March 25, 2019, the Company had no shares available to grant under the Plan.

A description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed along with the Company’s Proxy Statement dated May 3, 2017 and is available at www.sec.gov.  The Plan may also be obtained without charge upon written request to the Company’s Chief Financial Officer.

Description of the Plan

Purpose.  The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attached, retain and motivate employees, certain key consultants and directors of the Company.

Eligibility. The Company’s employees, directors and consultants are eligible to participate in the Plan.

Shares Available.  Upon approval of the amendment, the Plan will provide for the issuance of up to 400,000 shares of Common Stock of the Company, subject to adjustment of such number in the event of future increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which the Company receives no consideration.  If any awards or grants under the Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.

Term.  Incentive stock options may be granted pursuant to the Plan until March 27, 2027, ten years from the date the Plan was adopted by the Board.

Administration.  The Plan is administered by our Board of Directors, which may in turn delegate authority to administer the Plan to a committee. Our Board of Directors has delegated authority to administer the Plan to the Compensation and Talent Committee, but may, at any time, revest in itself some or all of the power previously delegated to the Compensation and Talent Committee. The Board of Directors is considered to be a plan administrator for purposes of this proposal. Subject to the terms of the Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting.

Types of Awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, stock awards, restricted stock awards and restricted stock unit awards, performance share and performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, the Company’s Common Stock, including the appreciation in value thereof.

Plan Amendments and Termination. The Board of Directors may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to incentives granted under the Plan, (b) deletes or limits the prohibition of re-pricing incentives, or (c) requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. In general, however, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair a participant’s rights under an outstanding incentive without his or her written consent.

Registration Statement with the SEC.  The Company will file a Registration Statement covering the additional shares of Common Stock authorized for issuance under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.If this proposal is approved by our shareholders, the plan will become effective upon the date approved by the Board of Directors.

The Board unanimously recommends a vote FOR the approval of an amendment to the 2017 Stock Incentive Plan increasing the authorized shares under the Plan from 350,000 to 400,000 .

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board has appointed Baker Tilly as the Company’s independent registered public accounting firm for the 2019 fiscal year.  .

A representative of Baker Tilly is expected to attend this year’s Annual Meeting, will be available to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

For the 2018 and 2017 fiscal years, Baker Tilly served as the Company’s independent auditor. The following table presents fees for professional audit services, tax services and other services rendered by Baker Tilly  and affiliates during fiscal years 2018 and 2017, respectively:

	2018	2017
Audit Fees (1)	$223,400	$198,000
Audit-Related Fees (2)	29,200	11,000
Tax Fees (3)	33,700	41,000
Total Fees	$286,300	$250,000

(1)           Audit fees include fees for the annual audit, interim reviews of the quarterly and regulatory filings.

(2)           Audit-related fees are principally for professional services relating to the audit of the 401(k) plan for the year ended December 31, 2017 and 2016 as well as services related to a consent for S-8 and new accounting pronouncements.

(3)           Tax fees are for corporate tax return preparation for the year ended December 31, 2017 and 2016 and related research and development services.

The Audit Committee of the Board of Directors has reviewed the services provided by Baker Tilly during fiscal years 2018 and 2017, respectively, and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by the auditors is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with the auditors and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.  All services performed by our independent registered public accounting firm during the fiscal years ended December 31, 2018, and 2017 were pre-approved in accordance with the written charter.

The Board unanimously recommends a vote FOR the ratification of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 25, 2019, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and director nominee and by each executive officer identified in the Summary Compensation Table, and by all executive officers, directors and nominees as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
Kathleen P. Iverson	600		*
Michael J. Kennedy	600		*
David B. Kunin	34,320		1.3%
Ryan P. McManus	600		*
Jay D. Miller	8,100		0.3%
Steven J. Rosenstone	600		*
Richard G. Wasielewski	126,474		4.7%
Constance Beck	6,666		*
John Lindeen	4,000		*

All executive officers, directors and nominees as a group	181,960	(2)	6.8%

Group consisting of: Curtis Squire, Inc.(3), Anita Kunin and David B. Kunin 7201 Metro Blvd., Edina MN 55439	1,427,655		53.2%

*Less than 1%

(1)            Includes the following number of shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2019: Ms. Iverson 600 shares, Mr. Kennedy 600 shares, Mr. Kunin 600 shares, Mr. Miller 8,100 shares, Mr. Rosenstone 600 shares, Mr. Wasielewski 100,000 shares, Ms. Beck 6,666 shares and Mr. Lindeen 4,000 shares.

(2)            Does not include Mr. Kunin’s beneficial ownership of shares held by Curtis Squire, Inc., as described in note (3).

(3)            Curtis Squire, Inc. a corporation controlled by the family of the late Myron Kunin, owns 1,344,066 shares.  Anita Kunin owns 49,269 shares individually. Voting control in the Company’s shares held by Curtis Squire, Inc. is shared by Curtis Squire’s board of directors, whose members are Anita Kunin, David B. Kunin, James Timothy Kunin, Andrew Kunin and William Kunin. Anita Kunin is David B. Kunin’s mother, and David B. Kunin is a member of the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related-Party Transactions

The Company has purchased certain products and services from Printed Circuits, Inc. (“PCI”), which is controlled by certain members of the Kunin family group that beneficially owns a majority of the Company’s outstanding stock, as described in footnote (7) under “Security Ownership of Certain Beneficial Owners and Management.” David Kunin, our Chairman, is one of the controlling shareholders of PCI. In connection with these transactions, the Company has made payments to PCI of $11,500 in 2018 and $24,000 in 2017. The Company expects to continue to purchase products and services from PCI. The Company believes that these transactions are on terms comparable to those that the Company could reasonably expect in an arm’s length transaction with an unrelated third party. The transactions between the Company and PCI have been approved by the Audit Committee as described under “Related-Party Transactions Policy” below.

The Company entered into a Consulting Agreement with CrossCourt Group, LLC, which is owned and managed by William Murray, an independent director of the Company, on February 22, 2018, which expired in May 2018.  In connection with these transactions, the Company has made payments to CrossCourt Group, LLC of $68,000 in 2018. The Agreement includes customary non-solicitation and confidentiality provisions.

In October 2016, the Company entered into a consulting agreement with Marabek, a limited liability company that is majority owned and managed by Matt Mahmood. On May 15, 2017, Mr. Mahmood became Chief Operating Officer of the Company and resigned on October 5, 2018. Marabek no longer provides consulting services to the Company. The Company made total payments to Marabek of $50,000 in 2018 and $97,203 in 2017.

Related-Party Transaction Policy

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors or affiliates. Our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be approved by our Audit Committee, which is currently comprised of Kathleen P. Iverson, Michael J. Kennedy, Ryan P. McManus and Steven J. Rosenstone.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. With the exception of this filing, and based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2018, and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all filing requirements  of its officers, directors and greater than ten percent beneficial owners under Section 16(a) were completed on a timely basis.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is available on the Company’s website at www.nortechsys.com.  You will not receive a printed copy of the Company’s Annual Report on Form 10-K unless you specially request one.  Upon such request, the Company will provide without charge a paper copy of the Annual Report, including the financial statements and financial statement schedules.  Please direct such written requests to Investor Relations, at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, and the Company’s Annual Report on Form 10-K are available at www.proxypush.com/nsys.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual, results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. The deadline for voting electronically is 11:59 p.m. (ET) on May 9, 2019, for all holders — registered or beneficial.  If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2020 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, a shareholder proposal must be received by the secretary of the Company at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, by December 3, 2019. Proposals received by that date will be included in the 2020 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

As set forth in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices at least 45 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2020 annual meeting, notices must be received on or before February 15, 2020.

A shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Maple Grove, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year’s annual meeting. For the 2020 annual meeting, director nominations must be received on or before December 3, 2019. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2020 annual meeting.

If the date of our 2020 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the 2019 annual meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2020 annual meeting will be held or the date on which we issue a press release, file a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2020 annual meeting will be held.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors

Constance M. Beck
Secretary
Minneapolis, Minnesota
April 1, 2019

Nortech Systems Incorporated Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET/MOBILE – www.proxypush.com/nsys Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 9, 2019. Scan code below for mobile voting. ( PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 9, 2019. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. * If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors Recommends a Vote FOR Items 1 through 4. 1. Election of directors: 01 Kathleen P. Iverson 02 David B. Kunin 03 Ryan P. McManus 04 Jay D. Miller 05 Steven J. Rosenstone Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To approve, on an advisory, the compensation of our named executive officers 3. To approve an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 350,000 to 400,000 4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal 2019 For Against Abstain For Against Abstain For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Address Change? Mark box, sign, and indicate changes below: Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Nortech Systems Incorporated ANNUAL MEETING OF STOCKHOLDERS Friday, May 10, 2019 3:00pm CDT 7550 Meridian Circle N. Suite 150 Maple Grove, MN 55369 or https://web.lumiagm.com/?fromurl=232337670 Nortech Systems Incorporated 7550 Meridian Circle N., Suite 150 Maple Grove, MN 55369 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 10, 2019. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 through 4. By signing the proxy, you revoke all prior proxies and appoint Constance M. Beck and Jay D. Miller, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.